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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2005


                      DIVERSIFIED SECURITY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                           005-62411                         22-3690168
(State or other Jurisdiction         (Commission File Number)               (I.R.S. Employer
     of Incorporation)                                                     Identification No.)

             280 Midland Avenue, Saddle Brook, New Jersey                          07668
               (Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (201) 794-6500

                                       N/A
          (Former name or former address, if changed from last report)

                              ---------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01    Entry into a Material Definitive Agreement
             See Item 2.03 below

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         On June 30, 2005, Diversified Security Solutions Inc. (the "Company") entered into a loan agreement (the "Loan Agreement") with Hudson United Bank ("Hudson") pursuant to which Hudson extended a four million dollar two-year credit facility (the "Revolving Loan"), to the Company and refinanced one million dollars of existing debt into a five year term loan (the "Term Loan").

         The Revolving Loan

         Pursuant to the Loan Agreement, and so long as no Default or Event of Default exists, the Company can request advances under the Revolving Loan. Beginning on August 1, 2005, and continuing every month thereafter until the termination date of the Revolving Loan, provided that no event of default has occurred, the Company shall pay all accrued but unpaid interest only at an interest rate equal to the floating commercial loan rate of Hudson announced by it from time to time at its prime rate. The entire accrued and unpaid interest thereon and all fees and other amounts payable under the loan agreement and loan documents with Hudson shall be due and payable in full on May 1, 2007 unless it is terminated sooner as a result of an event of default.

         The proceeds of advances under the Revolving Loan shall be used by the Company for working capital and acquisition financing.

         The Term Loan

         Beginning on July 30, 2005 and continuing every month thereafter, the Company shall repay the Term Loan in sixty equal consecutive monthly installments of principal and interest of $19,729.65 until June 30, 2010 unless it is terminated sooner as a result of an event of default at which time the entire unpaid principal balance of the Term Loan together with all accrued but unpaid interest shall be immediately due and payable. The Term Loan Interest Rate is 6.75%.

         The proceeds of advances under the Term Loan shall be used by the Company solely to refinance existing indebtedness to Hudson.

         Events of Default(1)

         The following shall be considered an Event of Default:




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     (1) Any term used herein but not otherwise defined shall have the meaning given to it in the Loan Agreement, a copy of which is filed as an Exhibit to this 8-K.





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         Upon the occurrence of an Event of Default, Hudson may demand payment in full of all Obligations and shall not be required to further extend any credit to the Company.

              (a) If the Company or Guarantor shall fail to make any payment when due on any Obligation under the Loan Agreement or any other loan document;

              (b) If the Company or Guarantor shall fail to comply with any term, condition, covenant, warranty or representation contained in Articles 6, 8 or 9 of the Loan Agreement; or

              (c) If the Company or Guarantor shall fail to comply with any term, condition, covenant or warranty of or in the Loan Agreement other than in Articles 6, 8 or 9 and such failure continues for a period in excess of fifteen
(15) days after notice thereof is given by Hudson to the Company;

              (d) If the Company or Guarantor shall fail to comply with any term, condition, covenant, warranty or representation contained in any of the other Loan documents or any other agreement between the Company and Hudson which failure has continued beyond any applicable grace and/or notice period; or

              (e) If the Company or Guarantor shall cease to be solvent, admit inability to pay debts, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if in any case under any provision of this Bankruptcy Code including provisions for reorganizations, shall be commenced by or against the Company or Guarantor or if a receiver, trustee or equivalent officer shall be appointed for all or any of the properties of the Company or Guarantor unless any such involuntary proceeding is dismissed within thirty (30) days of filing; or

              (f) If any statement or representation contained in any financial statement, report or certificate delivered by the Company or Guarantor to Hudson shall be or prove to be materially false or misleading, in any respect, when made; or

              (g) If any federal or state tax lien is filed or record against the Company or Guarantor and is not bonded or discharged with thirty (30) days of filing; or

              (h) If a judgment for more than Five Hundred Thousand and 00/100 (500,000.00) Dollars shall be entered against the Company or any Guarantor in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within thirty (30) days of entry, except a judgment where the claim is fully covered by insurance, except to the extent of any policy deductible not exceeding Twenty Thousand and 00/100 (20,000.00) Dollars, and the insurance company has accepted liability therefore in writing; or

              (i) If any obligation of the Company or Guarantor in respect of any indebtedness in excess of any aggregate amount of $25,000.00 (other than indebtedness to Lender) shall be declared to be or shall become due and payable prior to its stated maturity or such obligation shall not be paid as and when the same becomes due and




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payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of indebtedness relating to any obligation of the Company or Guarantor in respect of such indebtedness in the aggregate amount of Twenty Five Thousand and 00/100 (25,000.00) Dollars or more, the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holders, to cause the indebtedness evidenced thereby to become due prior to its stated maturity; or

              (j) If the Company or Guarantor shall fail to observe or perform any material term and/or condition of any material agreement with any person; or

              (k) Upon the happening of any Reportable Event which Hudson in its reasonable discretion determines might constitute grounds for the termination of any plan, or if a trustee shall be appointed by any appropriate United States District Court or other court or administrative tribunal to administer any plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan or to appoint a trustee to administer any Plan; or

              (l) Upon the occurrence and continuance of a material adverse effect which in the reasonable opinion of Hudson, impairs Hudson's security, materially increases Hudson's risks; or materially impairs the Company's ability to perform under the Loan Agreement or under any other loan documents.

         Then, and in any such event, Hudson may terminate the Loan Agreement without prior notice or demand to the Company or any Guarantor or may demand payment in full of all Obligations (whether otherwise then payable on demand or not) without terminating the Loan Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to the Company, whether under this Agreement or otherwise.

         Upon the Termination Date of the Term Loan, for any reason, all of the Company's Obligations to Lender under the Term Note shall immediately become due and payable without further notice or demand. Upon the Termination Date of the Revolving Loan for any reason, all of the Company's Obligations to Lender under the Revolving Loan shall immediately become due and payable without further notice or demand.

         The information contained in this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.




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Item 9.01  Financial Statements and Exhibits

(c)      Exhibits.
         10       Loan Agreement dated June 30, 2005
         99.1     Press Release dated July 5, 2005 announcing the execution of the loan agreement referenced in Items 1.01 and 2.03


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                      DIVERSIFIED SECURITY SOLUTIONS, INC.

Dated: July 7, 2005                         By:  /s/ Brian Reach
                                                 -------------------------------
                                                 Brian Reach
                                                 Vice-Chairman and Secretary